UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2004

_______________________

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation)	0-17157 (Commission File Number)	77-0024666 (IRS Employer Identification No.)

4000 North First Street San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)

Registrant’s Telephone Number, including area code: (408) 943-9700

N/A

(Former name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Binding Memorandum of Understanding

     On September 20, 2004, Novellus Systems, Inc. (the “Company”) entered into a Binding Memorandum of Understanding with Applied Materials, Inc. (“Applied”) (the “MOU”). The MOU is effective as of September 3, 2004 (the “Effective Date”).

     Under the MOU, the parties are required to dismiss with prejudice, no later than September 23, 2004, all pending patent litigation between them, namely Novellus Systems, Inc. v. Applied Materials, Inc., Civil Action No. C 97-20551 RMW and Applied Materials, Inc. v. Novellus Systems, Inc., Civil Action No. C 97-20523 RMW. As part of the settlement, Applied agreed to pay the Company $8 million and released the Company from all amounts owed or claimed to be owed under the Settlement Agreement between them dated May 4, 1997 (the “TEOS Agreement”), as of the Effective Date, including Applied’s claim that $3.5 million is owed by the Company.

     The MOU also provides that, as of the Effective Date, the TEOS Agreement is amended and restated to cause the license by Applied of U.S. patent no. 5,362,526 (the “‘526 Patent”) to the Company, and the cross-license of the Novellus CVD Patents and the Applied CVD Patents (each as defined in the TEOS Agreement), in each case to be fully-paid, royalty-free and, except in the event of a party’s material breach of the TEOS Agreement or a party’s bankruptcy, irrevocable. In addition, the parties agreed to amend the TEOS Agreement to make certain other technical and conforming changes, including the elimination of all rights of Applied to terminate the license based upon the Company’s merger or acquisition of or by other entities. For additional information concerning the TEOS Agreement prior to its amendment and restatement, please refer to the Company’s Quarterly Report on Form 10-Q filed August 11, 1997.

     Under the MOU, the parties also agreed to certain covenants not to sue as follows:

•	The parties agreed not to sue or threaten to sue each other or each other’s customers, suppliers (other than suppliers of certain complete or essentially complete components or consumables (as defined in the MOU)) or distributors for infringement of any of their respective patents by any existing products (as defined in the MOU) of the other party for a period of five (5) years from the Effective Date and no damages or other remedy shall accrue for infringement during such period.

•	The parties agreed not to sue or threaten to sue each other or each other’s customers, suppliers (other than suppliers of certain complete or essentially complete components or consumables) or distributors for infringement of any of their respective patents by any new products (as defined in the MOU) of the other party for a period of two (2) years from the Effective Date and no damages or other remedy shall accrue for infringement during such period. This period will be automatically extended for one (1) additional year under certain circumstances. The parties are obligated to meet, prior to the expiration of such covenant not to sue, and discuss in good faith an extension of this covenant not to sue for an additional one (1) or two (2) years. For a specified period after the expiration of this covenant not to sue, any infringement claim regarding a new product must be limited to those parts of the product that are different in a material respect from the accused party’s comparable existing products. Under certain circumstances, the new products covered by this covenant also include any such products acquired as a result of acquisitions by a party of other companies after the Effective Date.

•	These covenants not to sue shall not apply (a) to the extent that the allegedly infringing product falls within the definition of specifically identifiable and reasonably distinguishable product areas (“Excluded Product Areas”) in which neither party or only one party engages in business as of the Effective Date, such as stand-alone wet-cleaning, ion implant, flat panel display processes and production equipment, stand-alone metrology and optical or e-beam inspection of wafers or masks, mask writing, photoresist strip, etch, epitaxial deposition and rapid thermal processing, (b) claims that the Company, its suppliers or distributors infringe the claims in Applied’s patents that require window pads (as defined in the MOU) (“Window Pad Claims”), (c) if and when legal action is commenced to assert any Window Pad Claim, claims that Applied, its suppliers or distributors infringe the Company’s chemical mechanical planarization (“CMP”) patents (“Permitted Company CMP Claims”), and (d) if and when legal action is commenced to assert any Permitted Company CMP Claims, claims that the Company, its suppliers or distributors infringe Applied’s CMP patents (“Permitted Applied CMP Claims”). The parties also agreed that the following areas would conclusively be deemed not to be Excluded Product Areas: integrated anneal, chemical vapor deposition, physical vapor deposition, plasma-enhanced chemical vapor deposition, high-density plasma-enhanced chemical vapor deposition, atomic layer deposition, electrochemical deposition, and CMP (except for Permitted Applied CMP Claims and Permitted Company CMP Claims).

     The MOU also provides that, for a period of ten (10) years from the Effective Date, if either party desires to assert any claim for patent infringement against the other party or its customers, suppliers (other than suppliers of certain complete or essentially complete components or consumables) or distributors, then the parties shall observe certain cure periods before suit could be brought with respect to such infringement claim. During such cure periods, no damages or other remedies shall accrue; provided that under certain circumstances described below royalties for replacement parts and consumables may be payable. The cure periods do not apply to suits which fall within the exceptions to the covenants not to sue.

     During and after all covenant not to sue periods and cure periods, the parties may provide support to customers for all products sold by them during these periods, including providing replacement parts, other than excluded replacement parts (as defined in the MOU), and facilitating the provision by their suppliers of consumables to customers. The parties will not be subject to injunctive or other equitable relief seeking to prevent the provision of such support to their customers, nor will the customers or suppliers of any party be subject to such relief seeking to prevent them from using or supplying products, replacement party (other than excluded replacement parts) or consumables sold or supplied to customers for use during the covenant not to sue period or any cure period. After the expiration of all covenant not to sue periods and cure periods, the sole remedy for claims that replacement parts (other than excluded replacement parts) infringe a party’s patents will be binding arbitration to determine what, if any, reasonable royalty must be paid if infringement is found to exist. Similarly, for a specified period, the sole remedy for claims that consumables infringe a party’s patents will be binding arbitration to determine what, if any, reasonable royalty must be paid if infringement is found to exist.

     The parties agree not to sue or threaten to sue any customer of the other for (i) patent infringement of any of their patents by any of the other’s products sold or shipped to a customer during either covenants not to sue periods or a cure period or (ii) use of such products, and, in each case, to waive any damages or other remedies that would otherwise accrue during such periods on account of such claims. Such covenant applies both during all applicable covenants not to sue periods and thereafter.

     Under the MOU, each party released the other from certain patent infringement claims, except in relation to Excluded Product Areas, Window Pad Claims, Permitted Company CMP Claims and Permitted Applied CMP Claims.

     The rights and obligations of the parties under the MOU generally may not be assigned, except in connection with a change of control (as defined in the MOU) of a party.

     Neither party admitted any liability in connection with the settlement.

     General

     The MOU is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the MOU. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Forward-looking information involves important risks and uncertainties that could significantly affect future results and accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of the Company. For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Binding Memorandum of Understanding between Novellus Systems, Inc., and Applied Materials, Inc., effective as of September 3, 2004. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.
Date: September 24, 2004	By:	/s/ Kevin S. Royal
Kevin S. Royal
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Binding Memorandum of Understanding between Novellus Systems, Inc., and Applied Materials, Inc., effective as of September 3, 2004. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.